Exhibit 99.3

Rekor Systems, Inc. Announces Closing of Public Offering of Common Stock

Columbia, MD—February 9, 2021—Rekor Systems, Inc. (NASDAQ: REKR) (“Rekor” or the “Company”), a Maryland-based company providing real-time roadway, customer and public safety intelligence to enable AI-driven decisions, today announced the closing of its underwritten public offering of 6,126,936 shares of its common stock, including 799,166 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares at the public offering price of $12.25 per share. As a result of the underwriters’ exercise of the option, the aggregate gross proceeds to the Company from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by the company, was approximately $75.1 million.

B. Riley Securities, Inc. and Lake Street Capital Markets, LLC acted as joint book-running managers, and Northland Securities, Inc., was a co-manager for this offering. The Company currently intends to use the net proceeds of this offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds for acquisitions or strategic investments in complementary businesses, products, services, or technologies, including companies that might benefit from the use of Rekor technology.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on April 30, 2018. A final prospectus supplement describing the terms of the offering was filed with the SEC and forms a part of the effective registration statement. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: B. Riley Securities, Inc., 1300 North 17th Street, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at https://www.sec.gov.

This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway, customer and public safety intelligence to enable AI-driven decisions. Rekor provides customers with actionable, real-time mobility and vehicle recognition data and software to support faster, smarter decisions that lead to better outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We harness the power of artificial intelligence to analyze video streams and use it as the engine for products and services that are transforming government and commercial operation. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Emily Burdeshaw

REQ for Rekor Systems

rekor@req.co

Investor Contact:

Charles Degliomini

Rekor Systems, Inc.

ir@rekor.ai